TRANSGLOBE ENERGY CORPORATION ANNOUNCES AN

UPDATE TO ITS SIGNIFICANT SHAREHOLDERS

AIM & TSX:  “TGL” & NASDAQ:  “TGA”

Calgary, Alberta, February 19, 2021 – TransGlobe Energy Corporation ("TransGlobe" or the “Company”) understands that as of December 31, 2020, Invesco Ltd., through various funds, individuals and/or institutional clients of the foregoing, beneficially own an aggregate interest in 6,502,037 common shares of the Company, which represents approximately 9.0% of the issued and outstanding common shares of the Company.

The above information is based on the Company’s understanding of Invesco Ltd.’s most recent 13G Securities and Exchange Commission filing, dated 12 February 2021.

TR-1: Standard form for notification of major holdings

NOTIFICATION OF MAJOR HOLDINGS (to be sent to the relevant issuer)

1a. Identity of the issuer or the underlying issuer of existing shares to which voting rights are attached:	TransGlobe Energy Corporation
1b. Please indicate if the issuer is a non-UK issuer (please mark with an “X” if appropriate)
Non-UK issuer	x
2. Reason for the notification (please mark the appropriate box or boxes with an “X”)
An acquisition or disposal of voting rights	x
An acquisition or disposal of financial instruments
An event changing the breakdown of voting rights
Other (please specify): Total number of voting rights of issuer changed as a result of completion of tender offer.
3. Details of person subject to the notification obligation
Name	Invesco Ltd.
City and country of registered office (if applicable)	Bermuda
4. Full name of shareholder(s) (if different from 3.)

Name
City and country of registered office (if applicable)
5. Date on which the threshold was crossed or reached:		31 December 2020
6. Date on which issuer notified (DD/MM/YYYY):		17 February 2021
7. Total positions of person(s) subject to the notification obligation
	% of voting rights attached to shares (total of 8. A)	% of voting rights through financial instruments (total of 8.B 1 + 8.B 2)	Total of both in % (8.A + 8.B)	Total number of voting rights of issuer
Resulting situation on the date on which threshold was crossed or reached	9.0%	0%	9.0%	72,542,071
Position of previous notification (if applicable)	8.8%		8.8%

8. Notified details of the resulting situation on the date on which the threshold was crossed or reached
A: Voting rights attached to shares
Class/type of shares ISIN code (if possible)	Number of voting rights		% of voting rights
	Direct (Art 9 of Directive 2004/109/EC) (DTR5.1)	Indirect (Art 10 of Directive 2004/109/EC) (DTR5.2.1)	Direct (Art 9 of Directive 2004/109/EC) (DTR5.1)	Indirect (Art 10 of Directive 2004/109/EC) (DTR5.2.1)
CA8936621066	-	6,502,037	-	9.0%

SUBTOTAL 8. A	6,502,037		9.0%

B 1: Financial Instruments according to Art. 13(1)(a) of Directive 2004/109/EC (DTR5.3.1.1 (a))
Type of financial instrument	Expiration date	Exercise/ Conversion Period	Number of voting rights that may be acquired if the instrument is exercised/converted.	% of voting rights

SUBTOTAL 8. B 1

B 2: Financial Instruments with similar economic effect according to Art. 13(1)(b) of Directive 2004/109/EC (DTR5.3.1.1 (b))
Type of financial instrument	Expiration date	Exercise/ Conversion Period	Physical or cash settlement	Number of voting rights	% of voting rights

SUBTOTAL 8.B.2

9. Information in relation to the person subject to the notification obligation (please mark the applicable box with an “X”)

Person subject to the notification obligation is not controlled by any natural person or legal entity and does not control any other undertaking(s) holding directly or indirectly an interest in the (underlying) issuer

Full chain of controlled undertakings through which the voting rights and/or the financial instruments are effectively held starting with the ultimate controlling natural person or legal entity (please add additional rows as necessary)

			X
Name	% of voting rights if it equals or is higher than the notifiable threshold	% of voting rights through financial instruments if it equals or is higher than the notifiable threshold	Total of both if it equals or is higher than the notifiable threshold
Invesco Ltd.	9.0%		9.0%

10. In case of proxy voting, please identify:

Name of the proxy holder
The number and % of voting rights held
The date until which the voting rights will be held

11. Additional information

Place of completion	1555 Peachtree Street NE, Suite 1800, Atlanta, GA, USA
Date of completion	12 February 2021

The Company understands that as of December 31, 2020, BLR Partners LP, through various funds, individuals and/or institutional clients of the foregoing, beneficially own an aggregate interest in 750,002 common shares of the Company, which represents approximately 1.0% of the issued and outstanding common shares of the Company.

The above information is based on the Company’s understanding of BLR Partners LP’s most recent 13F Securities and Exchange Commission filing, dated 16 February 2021.

TR-1: Standard form for notification of major holdings

NOTIFICATION OF MAJOR HOLDINGS (to be sent to the relevant issuer)

1a. Identity of the issuer or the underlying issuer of existing shares to which voting rights are attached:	TransGlobe Energy Corporation
1b. Please indicate if the issuer is a non-UK issuer (please mark with an “X” if appropriate)
Non-UK issuer	x
2. Reason for the notification (please mark the appropriate box or boxes with an “X”)
An acquisition or disposal of voting rights	x
An acquisition or disposal of financial instruments
An event changing the breakdown of voting rights
Other (please specify): Total number of voting rights of issuer changed as a result of completion of tender offer.
3. Details of person subject to the notification obligation
Name	BLR Partners LP
City and country of registered office (if applicable)	Houston, Texas, USA
4. Full name of shareholder(s) (if different from 3.)
Name
City and country of registered office (if applicable)
5. Date on which the threshold was crossed or reached:	31 December 2020

6. Date on which issuer notified (DD/MM/YYYY):		17 February 2021
7. Total positions of person(s) subject to the notification obligation
	% of voting rights attached to shares (total of 8. A)	% of voting rights through financial instruments (total of 8.B 1 + 8.B 2)	Total of both in % (8.A + 8.B)	Total number of voting rights of issuer
Resulting situation on the date on which threshold was crossed or reached	1.0%		1.0%	72,542,071
Position of previous notification (if applicable)	5.0%		5.0%

8. Notified details of the resulting situation on the date on which the threshold was crossed or reached
A: Voting rights attached to shares
Class/type of shares ISIN code (if possible)	Number of voting rights	% of voting rights
Direct (Art 9 of Directive 2004/109/EC) (DTR5.1)	Indirect (Art 10 of Directive 2004/109/EC) (DTR5.2.1)	Direct (Art 9 of Directive 2004/109/EC) (DTR5.1)	Indirect (Art 10 of Directive 2004/109/EC) (DTR5.2.1)
CA8936621066	750,002	1.0%
SUBTOTAL 8. A

B 1: Financial Instruments according to Art. 13(1)(a) of Directive 2004/109/EC (DTR5.3.1.1 (a))
Type of financial instrument	Expiration date	Exercise/ Conversion Period	Number of voting rights that may be acquired if the instrument is exercised/converted	% of voting rights
SUBTOTAL 8. B 1

B 2: Financial Instruments with similar economic effect according to Art. 13(1)(b) of Directive 2004/109/EC (DTR5.3.1.1 (b))
Type of financial instrument	Expiration date	Exercise/ Conversion Period	Physical or cash settlement	Number of voting rights	% of voting rights
SUBTOTAL 8.B.2

9. Information in relation to the person subject to the notification obligation (please mark the applicable box with an “X”)

Person subject to the notification obligation is not controlled by any natural person or legal entity and does not control any other undertaking(s) holding directly or indirectly an interest in the (underlying) issuer

Full chain of controlled undertakings through which the voting rights and/or the financial instruments are effectively held starting with the ultimate controlling natural person or legal entity (please add additional rows as necessary)

			X
Name	% of voting rights if it equals or is higher than the notifiable threshold	% of voting rights through financial instruments if it equals or is higher than the notifiable threshold	Total of both if it equals or is higher than the notifiable threshold
Bradley L. Radoff	1.0%		1.0%
BLR Partners LP
BLRPart, LP
BLRGP Inc.
Fondren Management, LP
FMLP Inc.
The Radoff Family Foundation

10. In case of proxy voting, please identify:
Name of the proxy holder
The number and % of voting rights held
The date until which the voting rights will be held

11. Additional information

Place of completion	Houston, Texas, USA
Date of completion	16 February 2021

About TransGlobe

TransGlobe Energy Corporation is a cash flow-focused oil and gas exploration and development company whose current activities are concentrated in the Arab Republic of Egypt and Canada. TransGlobe’s common shares trade on the Toronto Stock

Exchange and the AIM market of the London Stock Exchange under the symbol TGL and on the NASDAQ Exchange under the symbol TGA.

For further information, please contact:

TransGlobe Energy Corporation Randy Neely, President and CEO Eddie Ok, CFO	+1 403 264 9888 investor.relations@trans-globe.com http://www.trans-globe.com or via Tailwind Associates or FTI Consulting
Tailwind Associates (Investor Relations) Darren Engels	+1 403 618 8035 darren@tailwindassociates.ca http://www.tailwindassociates.ca
FTI Consulting (Financial PR) Ben Brewerton Genevieve Ryan	+44(0) 20 3727 1000 transglobeenergy@fticonsulting.com
Canaccord Genuity (Nomad & Joint-Broker) Henry Fitzgerald-O’Connor James Asensio	+44(0) 20 7523 8000
Shore Capital (Joint Broker) Jerry Keen Toby Gibbs	+44(0) 20 7408 4090